Exhibit 10.10

ENVIRONMENTAL AND HAZARDOUS SUBSTANCE INDEMNIFICATION AGREEMENT

THIS ENVIRONMENTAL AND HAZARDOUS SUBSTANCE INDEMNIFICATION AGREEMENT (the "Agreement") is made to be effective as of August 18, 2011, by Inland Diversified Evans Mullins, L.L.C., a Delaware limited liability company ("Assumptor"), and Inland Diversified Real Estate Trust, Inc., a Maryland corporation (Assumptor and Inland Diversified Real Estate Trust, Inc. are hereinafter singularly and collectively referred to as the "Indemnitor").to and for the benefit of US BANK NATIONAL ASSOCIATION, as successor in interest to BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for the registered holders of GS MORTGAGE SECURITIES CORPORATION II, Commercial Mortgage Pass-Through Certificates Series 2006 GG8, having its principal place of business c/o Wells Fargo Bank, N. A., Commercial Mortgage Servicing, 1901 Harrison Street, 2nd Floor, Oakland, CA 94612, (referred to herein as the "Noteholder" or "Indemnitee").

WITNESSETH:

WHEREAS, of August 8, 2006, Mullins Crossing, LLC, a Georgia limited liability company ("Original Borrower") executed a Deed to Secure Debt Note in the principal amount of Twenty Three Million Five Hundred Thousand and No/100 Dollars ($23,500,000.00) payable to the order of Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership ("Original Lender"); and

WHEREAS, the Note is secured by, inter alia, the Security Deed more particularly described below.

WHEREAS, the Original Borrower's responsibilities and liabilities under the Loan, the Note, the Security Deed and other Loan Documents have been assumed by Assumptor pursuant to an Assumption Agreement (the "Assumption Agreement") executed by Indemnitee, Original Borrower, Assumptor, and certain other parties, and this Agreement is a condition precedent to the Indemnitee's consent to the Assumption Agreement.

Indemnitee is unwilling to consent to the Assumption Agreement unless Indemnitors, agree, jointly and severally, to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

ARTICLE 1 DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the following meanings:

Asbestos: Asbestos or any substance or material containing asbestos.

Environmental Law: Any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency

Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super lien and environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter.

Hazardous Substance: Hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants and contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or are considered by scientific opinion to be otherwise dangerous in terms of the health, safety or welfare of humans, provided that Indemnitor and Indemnitor's tenants at the Property may store, handle and use materials at the Property even if such materials constitute Hazardous Substances if they are used, stored, handled and disposed of in compliance with all applicable Environmental Laws (in which event such materials are hereinafter referred to as "Permitted Materials").

Security Deed: That certain Deed to Secure Debt, Assignment of Rents and Security Agreement, dated of even date herewith, executed by Indemnitor for the benefit of Lender, covering the Property more particularly described therein, including the real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference.

Remedial Work: Any investigation, site monitoring, containment cleanup, removal, restoration or other work of any kind which is reasonably necessary or desirable under any applicable Environmental Law or otherwise required under this Agreement in connection with 2iny Hazardous Substance or Asbestos.

1.2 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Security Deed, unless such term is otherwise specifically defined herein.

ARTICLE 2

WARRANTIES AND REPRESENTATIONS

Indemnitor hereby represents and warrants to Lender that, to the best of Indemnitor's knowledge; (a) the Property is not in direct or indirect violation of any Environmental Law; (b) the Property is not subject to any private or governmental hen or judicial or administrative notice or action or inquiry, investigation or claim relating to any Hazardous Substance; (c) no Hazardous Substances are or have been (including the period prior to Indemnitor's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate onto or otherwise affect the Property; (e) no underground storage tanks exist on any of the Property; and (f) no Asbestos is located on the Property.

ARTICLE 3

AFFIRMATIVE COVENANTS

Indemnitor hereby unconditionally covenants and agrees with Lender, until the entire Debt shall have been paid in full and all of the obligations of Indemnitor under the Loan Documents shall have been fully performed and discharged, as follows:

3.1

Operations. So long as Indemnitor owns or is in possession of the Property, Indemnitor: (i) shall keep or cause the Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws; (ii) shall promptly notify Lender if Indemnitor shall become aware of any Hazardous Substances (other than Permitted Materials) on or near the Property and/or if Indemnitor shall become aware that the Property is in direct or indirect violation of any Environmental Laws and/or if Indemnitor shall become aware of any condition on the Property which in the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified engineer or consultant engaged by Lender ("Lender's Environmental Consultant") shall pose a threat to the health, safety, or welfare of humans; (iii) shall remove those Hazardous Substances and/or cure those violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender, in the case of removal which is not required by the provisions of law, but in response to the opinion of Lender's Environmental Consultant), promptly after Indemnitor becomes aware of same, at Indemnitor's sole expense; and (iv) shall comply with all of the recommendations contained in the environmental report which was delivered to Lender in connection with the origination of the loan transaction evidenced by the Loan Documents. Nothing herein shall prevent Indemnitor from recovering such expenses from any other party that may be liable for such removal or cure. Indemnitor shall not install in the Property, nor permit to be installed in the Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Lender, at Indemnitor's sole expense. Indemnitor shall in all instances comply with, and ensure compliance by all occupants of the Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Indemnitor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Property, Indemnitor shall immediately notify Lender.

3.2

Environmental Monitoring. Indemnitor shall give prompt written notices to Lender of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substances or Asbestos on, under, from or about the Property, (b) all claims made or threatened by any third party against Indemnitor or the Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Indemnitor shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or action initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Indemnitor shall pay all attorneys' fees and disbursements incurred by Lender in connection therewith. Upon Lender's request, Indemnitor shall provide (i) an inspection or audit of the Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances in, or near die Property; and (ii) an inspection or audit of the Property prepared by a duly qualified engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Property. The cost and expense of such audit or inspection shall be paid by Indemnitor not more frequently than once every five (5) calendar years after the occurrence of a Secondary Market Transaction unless Lender, in its good faith judgment, determines that reasonable cause exists for the performance of an environmental inspection or audit of the Property, then such inspections or audits described in the preceding sentence shall be at Indemnitor's sole expense. If Indemnitor fails to provide any inspection or audit required pursuant to this Paragraph 3.2 within thirty (30) days after such request, Lender may order same, and Indemnitor hereby grants to Lender and its employees and agents access to the Property and a license to undertake those inspections or audits, unless paid by Indemnitee, the cost of such inspections or audits shall be added to the principal balance of the sums due under the Note and the Security Deed and shall bear interest thereafter until paid at the Default Rate (as defined in the Note). In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Indemnitor shall cause such operations and maintenance plan to be prepared and implemented at Indemnitor's expense upon request of Lender. Within thirty (30) days after written demand by Lender (or such shorter period of time as may be required under applicable law), Indemnitor shall commence and thereafter diligently prosecute to completion any Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remedial Work shall be paid by Indemnitor including, without limitation, Lender's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Debt and shall bear interest thereafter until paid at the Default Rate.

ARTICLE 4

INDEMNIFICATION

Indemnitor shall protect, defend, indemnify, and hold harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fee and disbursements), imposed upon or incurred by or asserted against Lender by reason of (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from or affecting the Property; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; and (d) any violation of the

Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses.

ARTICLES MISCELLANEOUS

5.1

Survival of Obligations. Each and all of the representations, covenants and agreements and indemnities contained herein shall survive any termination, satisfaction or assignment of the Note, the Security Deed and the other Loan Documents or the exercise by Lender of any of its rights or remedies thereunder including, but not limited to, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure. This Agreement is not intended to be, nor shall it be, secured by the Security Deed and it is not intended to secure payment of the Note.

5.2

Successive Actions. A separate right of action hereunder shall arise each time any Lender acquires knowledge of any violation of any of the terms hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

5.3

Notices. All notices or other communications required or permitted to be given hereunder shall be given to the parties and become effective as provided in the Security Deed.

5.4

Binding Effect. This Agreement shall be binding on the parties hereto, their successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

5.5

Duplicate Originals. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

5.6

Applicable Law. This Agreement shall be governed by and construed according to the laws, from time to time in effect, of the State in which the Property is located.

5.7

Reliance. Indemnitor recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting the Security Deed, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in this Agreement without any obligation to investigate the Property and notwithstanding any investigations of the Property by Lender; that such reliance exists on the part of Lender prior hereto; that such warranties and representations are a material inducement to Lender in making the loan evidenced by the Loan Documents and accepting the Security Deed; and that Lender would not be willing to make the loan evidenced by the Loan Documents and accept the Security Deed in the absence of any such warranties and representations.

5.8

Headings. The article, paragraph and subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such articles, paragraphs or subparagraphs.

5.9

Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Indemnitor and Lender.

5.10

Waiver of Jury Trial. INDEMNITOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES TO THE GREATEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE NOTE, THE SECURITY DEED, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY

AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDEMNITOR.

5.11

Special State Provision. Notwithstanding anything to the contrary set forth herein, this Agreement is not and shall not be deemed to be secured by the Security Deed.

SIGNATURE PAGE FOLLOWS

INDEMNITOR:

Inland Diversified Evans Mullins, L.L.C., a

Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

By:  /s/ Barry L. Lazarus

Name:  Barry L. Lazarus

Title:

President

Inland Diversified Real Estate Trust, Inc., a

Maryland corporation

By:  /s/ Barry L. Lazarus

Name:  Barry L. Lazarus

Title:

President